Visa Inc. Reports Fiscal First Quarter 2024 Results
San Francisco, CA, January 25, 2024 – Visa Inc. (NYSE: V)
•GAAP net income of $4.9B or $2.39 per share and non-GAAP net income of $4.9B or $2.41 per share
•Net revenues of $8.6B, an increase of 9% on a nominal and constant-dollar basis
•Payments volume growth and processed transaction growth were relatively stable and cross-border volume growth remained strong
•Share repurchases and dividends of $4.4B

Income Statement Summary
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	Q1 2024		Ryan McInerney, Chief Executive Officer, Visa Inc., commented on the results:
	USD	% Change
Net Revenues	$8.6	9%
GAAP Net Income	$4.9	17%

"Our 2024 fiscal year is off to a solid start. In our first quarter, net revenues grew 9% and GAAP EPS grew 20%, driven by relatively stable growth in overall payments volume and processed transactions, plus strong growth in cross-border volume. Consumer spending remained resilient. Looking ahead, we continue to see significant opportunity across consumer payments, new flows and value added services."

GAAP Earnings Per Share	$2.39	20%
Non-GAAP Net Income(1)	$4.9	8%
Non-GAAP Earnings Per Share(1)	$2.41	11%
(1) Refer to Non-GAAP Financial Measures for further details and a reconciliation of the GAAP to non-GAAP measures presented.

Key Business Drivers
YoY increase / (decrease), volume in constant dollars	Q1 2024
Payments Volume	8%
Cross-Border Volume Excluding Intra-Europe(2)	16%
Cross-Border Volume Total	16%
Processed Transactions	9%
(2) Cross-border volume excluding transactions within Europe.

Fiscal First Quarter 2024 — Financial Highlights

GAAP net income in the fiscal first quarter was $4.9 billion or $2.39 per share, an increase of 17% and 20%, respectively, over prior year’s results. Current year’s results included $4 million of net gains from equity investments and $61 million from the amortization of acquired intangible assets and acquisition-related costs. Prior year’s results included a special item of $341 million for a litigation provision associated with the interchange multidistrict litigation ("MDL") case, $106 million of net losses from equity investments, and $66 million from the amortization of acquired intangible assets and acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the quarter was $4.9 billion or $2.41 per share, increases of 8% and 11%, respectively, over prior year’s results (refer to Non-GAAP Financial Measures for further details). GAAP earnings per share growth was approximately 20% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 10% on a constant-dollar basis. All references to earnings per share assume fully-diluted class A share count.

Net revenues in the fiscal first quarter were $8.6 billion, an increase of 9%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenues increased 9% on a constant-dollar basis.

Payments volume for the three months ended September 30, 2023, on which fiscal first quarter service revenues are recognized, increased 9% over the prior year on a constant-dollar basis.

Payments volume for the three months ended December 31, 2023 increased 8% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drives our international transaction revenues, increased 16% on a constant-dollar basis for the three months ended December 31, 2023. Total cross-border volume on a constant-dollar basis increased 16% in the quarter.

Total processed transactions, which represent transactions processed by Visa, for the three months ended December 31, 2023, were 57.5 billion, a 9% increase over the prior year.

Fiscal first quarter service revenues were $3.9 billion, an increase of 11% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 14% over the prior year to $4.4 billion. International transaction revenues grew 8% over the prior year to $3.0 billion. Other revenues of $692 million rose 18% over the prior year. Client incentives were $3.3 billion, up 20% over the prior year.

GAAP operating expenses were $2.7 billion for the fiscal first quarter, a 6% decrease over the prior year's results, primarily driven by a decrease in the litigation provision, somewhat offset by an increase in personnel expenses. GAAP operating expenses included the amortization of acquired intangible assets and acquisition-related costs in the current and prior year and the special item related to the litigation provision associated with the MDL case in the prior year. Excluding these operating expense items, non-GAAP operating expenses increased 7% over the prior year, primarily driven by an increase in personnel expenses.

GAAP non-operating income was $88 million for the fiscal first quarter, including $4 million of net equity investment gains. Excluding this item, non-GAAP non-operating income was $84 million.

GAAP effective income tax rate was 19.1% for the quarter ended December 31, 2023. Excluding the related tax impacts from the non-GAAP items noted above, the non-GAAP effective income tax rate was 19.0% for the quarter ended December 31, 2023.

Cash, cash equivalents and investment securities were $21.4 billion at December 31, 2023.

The weighted-average number of diluted shares of class A common stock outstanding was 2.05 billion for the quarter ended December 31, 2023.

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Other Notable Items

On December 15, 2023, Visa announced it signed a definitive agreement to acquire a majority interest in Prosa, a leading payments processor in Mexico. The transaction is subject to regulatory approvals and other customary closing conditions and is expected to close during the second half of 2024.

On January 16, 2024, Visa announced it completed its acquisition of Pismo, a global cloud-native issuer processing and core banking platform. With the transaction complete, the combination of Visa and Pismo will provide clients with core banking and card-issuer processing capabilities across all product types via cloud-native APIs. Pismo’s platform will also enable Visa to provide support and connectivity for emerging payment schemes and RTP networks for financial institution clients.

On January 23, 2024, Visa’s common stockholders approved amendments to our certificate of incorporation authorizing Visa to implement the class B exchange offer program. The certificate of incorporation amendments automatically redenominate all shares of class B common stock as class B-1 common stock with no changes to the par value, conversion features, rights and privileges of the class B common stock.

During the three months ended December 31, 2023, Visa repurchased 14.0 million shares of class A common stock at an average cost of $239.45 per share for $3.4 billion. The Company had $26.4 billion of remaining authorized funds for share repurchases as of December 31, 2023.

On January 23, 2024, the board of directors declared a quarterly cash dividend of $0.520 per share of class A common stock (determined in the case of class B-1 and C common stock and series A, B and C convertible participating preferred stock on an as-converted basis) payable on March 1, 2024, to all holders of record as of February 9, 2024.

Financial Outlook

The earnings presentation contains the financial outlook for fiscal second quarter and fiscal full-year 2024. The presentation and other related materials are available on Visa’s Investor Relations website at investor.visa.com.

Fiscal First Quarter 2024 Earnings Results Call Details

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information and operational performance data, is available on the Visa Investor Relations website at investor.visa.com.

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Forward-Looking Statements

Our earnings release and related materials contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth, anticipated timing and benefits of our acquisitions, financial outlook, and the implementation of an exchange offer program that would have the effect of releasing transfer restrictions on portions of our class B common stock. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.
Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:
•impact of complex and evolving global regulations;
•increased oversight and regulation of the global payments industry and our business;
•impact of government-imposed obligations and/or restrictions on international payment systems;
•impact of laws and regulations regarding the handling of personal data and information;
•outcome of tax, litigation and governmental investigation matters, or changes in tax laws;
•increasingly intense competition in the payments industry, including competition for our clients and merchants;
•continued efforts to lower acceptance costs and challenge industry practices;
•our ability to maintain relationships with our clients, acquirers, processors, merchants, payments facilitators, ecommerce platforms, fintechs and other third parties;
•brand or reputational damage;
•impact of global economic, political, market, health and social events or conditions, including the war in Ukraine and the sanctions and other measures being imposed in response;
•our aspirations to address corporate responsibility and sustainability matters and considerations;
•exposure to loss or illiquidity due to settlement guarantees;
•proliferation and continuous evolution of new technologies and business models in the payments industry;
•a disruption, failure, breach or cyber-attack of our networks or systems;
•risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions, joint ventures and other strategic investments;
•the conversions of our class B and class C common stock or series A, B and C preferred stock into shares of class A common stock would result in voting dilution to, and could impact the market price of, our existing class A common stock; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2023, and any subsequent reports on Forms 10-Q and 8-K.
Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About Visa Inc.

Visa (NYSE: V) is a world leader in digital payments, facilitating transactions between consumers, merchants, financial institutions and government entities across more than 200 countries and territories. Our mission is to connect the world through the most innovative, convenient, reliable and secure payments network, enabling individuals, businesses and economies to thrive. We believe that economies that include everyone everywhere, uplift everyone everywhere and see access as foundational to the future of money movement. Learn more at Visa.com.

Contacts	Investor Relations Jennifer Como, 650-432-7644 InvestorRelations@visa.com	Media Relations Constantine Panagiotatos, 650-432-2990 Press@visa.com

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Fiscal First Quarter 2024 — Financial Summary

INCOME STATEMENT SUMMARY

	Three Months Ended December 31, 2023	YoY Change
	(in millions, except percentages and per share data)
GAAP
Revenues
Service revenues	$3,915	11%
Data processing revenues	4,356	14%
International transaction revenues	3,019	8%
Other revenues	692	18%
Client incentives	(3,348)	20%
Net revenues	$8,634	9%

Total operating expenses	$2,680	(6%)
Non-operating income (expense)	88	(178%)
Effective income tax rate	19.1%	3 ppt
Net income	$4,890	17%

Earnings per share	$2.39	20%

Non-GAAP(1)
Total operating expenses	$2,619	7%
Non-operating income (expense)	84	NM
Effective income tax rate	19.0%	2 ppt
Net income	$4,938	8%

Earnings per share	$2.41	11%

(1) Refer to Non-GAAP Financial Measures for further details.
NM - Not Meaningful

KEY BUSINESS DRIVERS

	YoY Change

	Constant	Nominal
Payments volume	8%	9%
Cross-border volume excluding intra-Europe(2)	16%	18%
Cross-border volume total	16%	20%
Processed transactions	9%	9%

(2) Cross-border volume excluding transactions within Europe.

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Visa Inc. Consolidated Balance Sheets (unaudited)

	December 31, 2023	September 30, 2023
	(in millions, except per share data)
Assets
Cash and cash equivalents	$13,591	$16,286
Restricted cash equivalents—U.S. litigation escrow	1,616	1,764
Investment securities	5,005	3,842
Settlement receivable	2,525	2,183
Accounts receivable	2,506	2,291
Customer collateral	3,164	3,005
Current portion of client incentives	1,572	1,577
Prepaid expenses and other current assets	2,753	2,584
Total current assets	32,732	33,532
Investment securities	2,809	1,921
Client incentives	3,941	3,789
Property, equipment and technology, net	3,472	3,425
Goodwill	18,120	17,997
Intangible assets, net	26,739	26,104
Other assets	3,596	3,731
Total assets	$91,409	$90,499
Liabilities
Accounts payable	$348	$375
Settlement payable	3,724	3,269
Customer collateral	3,164	3,005
Accrued compensation and benefits	816	1,506
Client incentives	8,034	8,177
Accrued liabilities	5,077	5,015
Accrued litigation	1,471	1,751
Total current liabilities	22,634	23,098
Long-term debt	20,703	20,463
Deferred tax liabilities	5,275	5,114
Other liabilities	3,064	3,091
Total liabilities	51,676	51,766
Equity
Series A, Series B and Series C convertible participating preferred stock, $0.0001 par value: 25 shares authorized and 5 (Series A less than one, Series B 2, Series C 3) shares issued and outstanding as of December 31, 2023 and September 30, 2023	1,615	1,698
Class A, Class B and Class C common stock and additional paid-in capital, $0.0001 par value: 2,003,341 shares authorized (Class A 2,001,622, Class B 622, Class C 1,097); 1,836 (Class A 1,582, Class B 245, Class C 9) and 1,849 (Class A 1,594, Class B 245, Class C 10) shares issued and outstanding as of December 31, 2023 and September 30, 2023, respectively	20,490	20,452
Right to recover for covered losses	(139)	(140)
Accumulated income	18,422	18,040
Accumulated other comprehensive income (loss):
Investment securities	(18)	(64)
Defined benefit pension and other postretirement plans	(153)	(155)
Derivative instruments	(208)	(177)
Foreign currency translation adjustments	(276)	(921)
Total accumulated other comprehensive income (loss)	(655)	(1,317)

Total equity	39,733	38,733

Total liabilities and equity	$91,409	$90,499

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Visa Inc. Consolidated Statements of Operations (unaudited)

	Three Months Ended December 31,
	2023	2022
	(in millions, except per share data)
Net revenues	$8,634	$7,936

Operating Expenses
Personnel	1,479	1,337
Marketing	293	332
Network and processing	181	178
Professional fees	131	109
Depreciation and amortization	247	227
General and administrative	340	322
Litigation provision	9	341
Total operating expenses	2,680	2,846

Operating income	5,954	5,090

Non-operating Income (Expense)
Interest expense	(187)	(137)
Investment income (expense) and other	275	24
Total non-operating income (expense)	88	(113)

Income before income taxes	6,042	4,977
Income tax provision	1,152	798
Net income	$4,890	$4,179

Basic Earnings Per Share
Class A common stock	$2.39	$1.99
Class B common stock	$3.80	$3.19
Class C common stock	$9.58	$7.96

Basic Weighted-average Shares Outstanding
Class A common stock	1,584	1,629
Class B common stock	245	245
Class C common stock	9	10

Diluted Earnings Per Share
Class A common stock	$2.39	$1.99
Class B common stock	$3.80	$3.19
Class C common stock	$9.57	$7.95

Diluted Weighted-average Shares Outstanding
Class A common stock	2,045	2,102
Class B common stock	245	245
Class C common stock	9	10

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Visa Inc. Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended December 31,
	2023	2022
	(in millions)
Operating Activities
Net income	$4,890	$4,179
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Client incentives	3,348	2,786
Share-based compensation	209	177
Depreciation and amortization	247	227
Deferred income taxes	59	(132)
VE territory covered losses incurred	(24)	(8)
(Gains) losses on equity investments, net	(4)	106
Other	11	(26)
Change in operating assets and liabilities:
Settlement receivable	(257)	(54)
Accounts receivable	(195)	(60)
Client incentives	(3,601)	(2,743)
Other assets	(204)	160
Accounts payable	(18)	(64)
Settlement payable	313	44
Accrued and other liabilities	(877)	(666)
Accrued litigation	(283)	245
Net cash provided by (used in) operating activities	3,614	4,171

Investing Activities
Purchases of property, equipment and technology	(267)	(249)
Investment securities:
Purchases	(2,743)	(1,995)
Proceeds from maturities and sales	1,137	1,310
Purchases of other investments	(11)	(20)
Settlement of derivative instruments	—	402
Other investing activities	(5)	42
Net cash provided by (used in) investing activities	(1,889)	(510)

Financing Activities
Repurchase of class A common stock	(3,580)	(3,115)
Repayments of debt	—	(2,250)
Dividends paid	(1,060)	(945)
Cash proceeds from issuance of class A common stock under equity plans	104	56
Restricted stock and performance-based shares settled in cash for taxes	(172)	(112)
Other financing activities	329	19
Net cash provided by (used in) financing activities	(4,379)	(6,347)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	300	692
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(2,354)	(1,994)

Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	21,990	20,377
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$19,636	$18,383

Supplemental Disclosure
Cash paid for income taxes, net	$1,503	$721
Interest payments on debt	$213	$244
Accruals related to purchases of property, equipment and technology	$26	$27

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Visa Inc. Quarterly Results of Operations (unaudited)

	Fiscal 2024 Quarter Ended	Fiscal 2023 Quarter Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
	(in millions)
Net revenues	$8,634	$8,609	$8,123	$7,985	$7,936

Operating Expenses
Personnel	1,479	1,498	1,481	1,515	1,337
Marketing	293	403	297	309	332
Network and processing	181	197	182	179	178
Professional fees	131	173	133	130	109
Depreciation and amortization	247	247	235	234	227
General and administrative	340	412	314	282	322
Litigation provision	9	129	457	—	341
Total operating expenses	2,680	3,059	3,099	2,649	2,846

Operating income	5,954	5,550	5,024	5,336	5,090

Non-operating Income (Expense)
Interest expense	(187)	(183)	(182)	(142)	(137)
Investment income (expense) and other	275	269	304	84	24
Total non-operating income (expense)	88	86	122	(58)	(113)

Income before income taxes	6,042	5,636	5,146	5,278	4,977
Income tax provision	1,152	955	990	1,021	798
Net income	$4,890	$4,681	$4,156	$4,257	$4,179

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Visa Inc. Non-GAAP Financial Measures (unaudited)

We use non-GAAP financial measures of our performance, which excludes certain items that we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. Constant-dollar financial measures are calculated by using a fixed current year U.S. dollar/foreign currency exchange rate for each local currency for the current and prior year periods, which eliminates the impact of foreign currency transactions in measuring financial performance. We believe presenting these metrics provides investors and management with additional insight into our ongoing performance. Non-GAAP financial measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with GAAP.

We exclude the following from our GAAP financial results to arrive at our non-GAAP financial results:

•Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business.

•Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as developed technology, customer relationships and brands acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount to facilitate an evaluation of our current operating performance and comparison to our past operating performance.

•Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. These costs also include retention equity and deferred equity compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business.

•Litigation provision. During the three months ended December 31, 2022, we recorded additional accruals to address claims associated with the interchange multidistrict litigation. Under the U.S. retrospective responsibility plan, we recover the monetary liabilities related to the U.S. covered litigation through a downward adjustment to the rate at which shares of our class B common stock ultimately convert into shares of class A common stock.

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Visa Inc. Non-GAAP Financial Measures (unaudited) - continued

Non-GAAP operating expenses, non-operating income (expense), income tax provision, effective income tax rate, net income and diluted earnings per share should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP financial measures:

	Three Months Ended December 31, 2023
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$2,680	$88	$1,152	19.1%	$4,890	$2.39
(Gains) losses on equity investments, net	—	(4)	(1)		(3)	—
Amortization of acquired intangible assets	(40)	—	9		31	0.01
Acquisition-related costs	(21)	—	1		20	0.01
Non-GAAP	$2,619	$84	$1,161	19.0%	$4,938	$2.41

	Three Months Ended December 31, 2022
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
As reported	$2,846	$(113)	$798	16.0%	$4,179	$1.99
(Gains) losses on equity investments, net	—	106	24		82	0.04
Amortization of acquired intangible assets	(43)	—	9		34	0.02
Acquisition-related costs	(23)	—	2		21	0.01
Litigation provision	(341)	—	76		265	0.13
Non-GAAP	$2,439	$(7)	$909	16.5%	$4,581	$2.18

(1)Determined by applying applicable tax rates.
(2)Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

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